EXHIBIT 4.3


                              SECOND SUPPLEMENTAL
                               TRUST INDENTURE

                           TRANS WORLD GAMING CORP.,
                     TWG INTERNATIONAL U.S. CORPORATION,
                         TWG FINANCE CORP., ISSUERS

    This Second Supplemental Trust Indenture, dated as of October 15, 1999 (this "Supplemental Indenture"), is made by and between TWG International U.S. Corporation ("TWG International"), Trans World Gaming Corp. ("TWG") and TWG Finance Corp.("TWG Finance") (together with any successors to their rights, duties and obligations hereunder, the "Issuers"), and U.S. Trust Company of Texas, N.A. (together with any successor trustee hereunder, the "Trustee"), a national banking association having corporate trust offices located in Dallas, Texas.

    WHEREAS, the Issuers and the Trustee have heretofore executed and delivered that certain Indenture dated as of March 31, 1998 (the "Primary Indenture") as supplemented on October 29, 1998, and the Issuers have issued their 12% Senior Secured Notes Due March 17, 2005 (which by the terms hereof will be re-designated as the 12% Senior Secured Notes Due March 17, 2005, Series 1998) (the "Securities") thereunder; and

    WHEREAS, TWG International and the Trustee have executed that certain Indenture dated as of March 31, 1998 (the "Funding Note Indenture") as supplemented on October 29, 1998, and TWG International has issued its 12% Senior Secured Note Due March 17, 2005 (which by the terms of the Funding
Note Indenture will be re-designated as the 12% Senior Secured Note Dues March 17, 2005, Series 1998 (the "Funding Note") thereunder to TWG Finance; and

    WHEREAS, the Issuers and the Trustee have heretofore executed and delivered that certain First Supplemental Trust Indenture to the Indenture dated as of October 29, 1998; and

    WHEREAS, the Primary Indenture provides in Section 8.2 thereof that the Issuers, when authorized by a resolution of their respective Boards of Directors, and the Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding (the "Holders"), add any provisions to change in any manner or eliminate any of the provisions of the Primary Indenture or of any supplemental indenture or to modify in an manner the rights of the Holders of the Securities, except under certain circumstances not applicable herein; and

    WHEREAS, the Issuers and the Trustee now desire to amend the Primary Indenture for the purpose of (i) permitting the authorization and issuance additional series of Securities pursuant to the terms of the Primary Indenture, and pursuant to such authority, permitting the authorization and issuance of $3,000,000 in principal amount of Securities and the amendment

                                      1


of the Funding Note (which additional Funding Note shall be pledged as collateral to secure repayment of the Securities), and (ii) making certain corrections to the Form of Security for the Securities heretofore issued and delivered; and

    WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized in all respects by the respective Boards of Directors of the Issuers; and

    WHEREAS, the Trustee is a party to this Supplemental Indenture in order to acknowledge its acceptance of the terms and provisions hereof and to evidence its consent to the amendments to the Primary Indenture made hereby; and

    WHEREAS, the Holders are a party of this Supplemental Indenture in order to consent to the terms and conditions hereof pursuant to the requirement of
Section 8.2 of the Primary Indenture;

    NOW, THEREFORE, in consideration of the mutual understandings, promises and agreements herein contained and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the Issuer and the Trustee do covenant and agree hereby, for the equal and proportionate benefit of the respective Holders, from time to time, of the Notes, as follows:


                              ARTICLE I

                      DEFINITIONS AND AUTHORITY

    Section 1.1. Supplemental Indenture. This Supplemental Indenture is a Supplemental Indenture, and is adopted in accordance with Article 8 of the Primary Indenture.

    Section 1.2.  Definitions.

    (A) Unless the context shall require otherwise, all defined terms contained in the Primary Indenture shall have the same respective meanings in this Supplemental Indenture as such defined terms are given in the Primary Indenture.

    (B) As used in this Supplemental Indenture, except as otherwise expressly provided or unless the context shall require otherwise:

          (1) This "Supplemental Indenture" means this instrument as originally executed or as it may, from time to time, be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions of the Primary Indenture.

          (2) All references in this instrument to designated "Articles," "Sections," and

                                      2


other subdivisions are to the designated Articles, Sections, and other subdivisions of this instrument as originally executed.

    Section 1.3. Primary Indenture to Remain in Force. Except as amended by this Supplemental Indenture, the Primary Indenture shall remain in full force and effect as to matters covered therein.

    Section 1.4. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Issuers and the Trustee shall bind the Holders of the Notes, the Issuers, the Trustee and their respective successors and assigns, whether so expressed or not.

    Section 1.5. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give any Person, other than the parties hereto, their respective successors hereunder and the Holders of the Notes, any benefit or any legal or equitable rights, remedy or claim under this Supplemental Indenture.

    Section 1.6. Governing Law. This Supplemental Indenture shall be construed in accordance and governed by the laws of the State of New York.

                                ARTICLE II

                      AMENDMENTS TO PRIMARY INDENTURE

    Section 2.1. Definitions. Section 1.1 of the Primary Indenture is amended to add or amend in their entirety the definitions of the following terms:

         "Additional Securities" means each series of parity Securities which may from time to time be issued pursuant to the terms of Section 2.9 of this Indenture.

         "Funding Note" means that certain $17,000,000.00 12% Senior Secured Note due March 17, 2005, Series 1998 as issued by TWG International, as issuer and U.S. Trust Company of Texas, N.A. as Trustee in the form set forth on the Funding Note Indenture, together with any Additional Securities issued pursuant to the terms of that certain Funding Note Indenture, as supplemented.

         "Funding Note Indenture" means that certain Indenture dated as of the March 31, 1998, by and between TWG International, as issuer, and U.S. Trust Company of Texas, N.A. as Trustee, as supplemented or amended from time to time.

         "Issue Date" means the date on which a series of Securities are originally issued under this Indenture.

                                      3


         "Security"or "Securities" means any of the 12% Senior Secured Notes due March 17, 2005, Series 1998, and any Additional Securities authenticated and delivered in accordance with Section 2.9 of this Indenture.

         "Subscription Agreement" means the Subscription Agreement dated as of March 16, 1998, among TWG, TWG International, TWG Financing and certain Securityholders relating to the Series 1998 Securities, and any similar agreement entered into in connection with the issuance of Additional Securities issued under this Indenture.

    Section 2.2. Authentication and Delivery of Securities. Section 2.1 of the Indenture is amended so that, as amended, Section 2.1 shall read in its entirety as follows:

     SECTION 2.1 AUTHENTICATION AND DELIVERY OF SECURITIES. Securities in an aggregate principal amount not in excess of $17,000,000 (except as otherwise provided in Section 2.6 and Section 2.9 hereof) may be executed by the Issuer and delivered to the Trustee for authentication, and a responsible officer of the Trustee shall thereupon authenticate and deliver said Securities to the Issuer or upon the written order of the Issuer, signed by both (a) the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors, or its Chief Executive Officer or President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or Secretary or any Assistant Treasurer or Secretary without any further action by the Issuer. The Issuer's $17,000,000 aggregate principal amount of Securities shall be designated the Issuers's 12% Senior Notes Due March 12, 2005, Series 1998 (sometimes referred to herein as the "Series 1998 Securities").

    Section 2.3. Additional Securities. Section 2.9 is added to the Primary Indenture, and Section 2.9 will read in its entirety as follows:

    SECTION 2.9.  ADDITIONAL SECURITIES.

    (a) General. The Issuer may, subject to the requirements of Section 2.9(b), issue one or more installments of Additional Securities. When issued and delivered, the Additional Securities will be payable from and secured by this Indenture and the Collateral on a parity with any previously issued outstanding Securities. The Additional Securities may be issued in one or more series or not in any series, be in various principal amounts, mature at different times, and bear interest at different rates from each other and from Securities which are previously outstanding, be payable in installments, be redeemable prior to maturity with or without premium on whatever terms or prices, and contain such other provisions as may be provided in the supplemental indenture pursuant to which the Additional Securities are issued.

    (b) Requirements for Issuing Additional Securities. No Additional Securities shall be issued unless:

                                      4


         (i) The prior written consent to the issuance of the Additional Securities is given by the Holders of not less than a majority in aggregate principal amount of Securities at the time outstanding;

         (ii) The Issuers deliver to the Trustee Officers Certificates, each stating to the effect that no Default exists in connection with any of the covenants or requirements of this Indenture or any supplemental indenture authorizing the issuance of Additional Securities, except Defaults that have been waived in writing by the Holders; and

         (iii) The Issuers and the Trustee enter into a Supplemental Indenture regarding the terms, issuance and delivery of Additional Securities and the Trustee is provided with the documents required to be delivered to it pursuant to Section 8.4 of this Indenture and other documents and opinions reasonably requested by the Trustee.

    Section 2.4 Supplemental Indentures. Section 8.1 of the Primary Indenture is amended to add thereto a new subsection (e) which will read in its entirely as follows:

         (e) to provide for the issuance of Additional Securities in accordance with Section 2.9 of this Indenture.

    Section 2.5 Amendment to the Form of Face of the Series 1998 Security. The Form of the Face of the Series 1998 Security is amended by amending the fourth-to-the-last paragraph thereof, so that, as amended, such paragraph shall read in its entirety as follows:

    The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered on the 15th day of the month next preceding the month in which such interest payment falls, whether or not such Interest Record Date is a Business Day.

    Section 2.6 Global Amendment. To the extent necessary, all other terms of the Primary Indenture shall be deemed amended to reflect the issuance of Additional Securities and of an additional Funding Note or Notes as contemplated by the terms of this Supplemental Indenture. Section 3.28 shall not govern the use of proceeds from the sale of Additional Securities permitted by the terms hereof. All Additional Funding Notes shall be Collateral.

                                ARTICLE III

              AUTHORIZATION AND TERMS OF ADDITIONAL SECURITIES

    Section 3.1   Authorization of Additional Securities.  Pursuant to
Section 2.9 of the Indenture, Additional Securities in an amount not in excess of $3,000,000.00 (except as provided in Section 2.6) of the Indenture entitled to the benefit and security of this Indenture and the Collateral referred to herein are hereby authorized. The Additional Securities shall be issued in

                                      5


the form of Exhibit A, attached hereto. Such Additional
Securities shall be designated the Issuer's 12% Senior Notes Due March 17, 2005, Series 1999 (sometimes referred to herein as the "Series 1999 Securities"). Such Additional Securities may be executed by the Issuer and delivered to the Trustee for authentication, and a responsible officer of the Trustee shall thereupon authenticate and deliver said Securities to the Issuer or upon written order of the Issuer signed by the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors, or its Chief Executive Officer or President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President.") Such Additional Securities shall be "Securities" under this Indenture in all respects.

    Section 3.2   Terms of the Additional Securities.  The terms of the
Additional Securities,    including, but not limited to, dates,
denominations, interest rates, maturities, and redemption provisions, if any, shall be as provided in the form of Security attached hereto as Exhibit A and as provided in the Indenture.

                                ARTICLE IV

                              MISCELLANEOUS

    Section 4.1. Ratification and Reaffirmation. The Issuers and Trustee hereby ratify and reaffirm all the terms and conditions of the Primary Indenture, as specifically amended and supplemented by this Supplemental Indenture, and each hereby acknowledges that the Primary Indenture remains in full force and effect, as so amended and supplemented.

    Section 4.2. Execution and Counterparts. This Supplemental Indenture may be executed in several counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

    IN WITNESS WHEREOF, the Issuers and the Trustee have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representative, all as of the date first hereinabove written.

                              TWG INTERNATIONAL U.S. CORPORATION

                              By:____________________________________
                              Name:
                              Title: Vice President


                              TWG FINANCE CORP.

                              By:____________________________________
                              Name:
                              Title: Vice President








                                      6




                              TRANS WORLD GAMING CORP.

                              By:____________________________________
                              Name:
                              Title: Chief Executive Officer















                                      7


                              U.S. TRUST COMPANY OF TEXAS, N.A.,
                              as Trustee


                              By:____________________________________
                              Name: John C. Stohlmann
                              Title: Vice President
















                                      8



                 CONSENT OF THE SECURITY HOLDER

    The undersigned, Value Partners, Ltd., the holder of a majority in aggregate principal amount of the Securities, by its execution hereof, consents to this Supplemental Indenture pursuant to Section 8.2 of the Indenture.

                                   VALUE PARTNERS, LTD.

                                   _____________________________________
                                   Timothy G. Ewing
                                   Managing Partner of Ewing & Partners
                                   General Partner of Value Partners, Ltd.

Dated: October 15, 1999

















                                      9




                             EXHIBIT "A"

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

No. $________

                        TRANS WORLD GAMING CORP.
                  TWG INTERNATIONAL U.S. CORPORATION
                           TWG FINANCE CORP.
       12% Senior Secured Notes Due March 17, 2005, Series 1999
                        Date: October 15, 1999
                          New York, New York

     Trans World Gaming Corp. ("TWG"), a Nevada corporation, and its wholly-owned subsidiaries, TWG International U.S. Corporation ("TWG International"), a Nevada corporation and TWG Finance Corp., a Delaware corporation ("TWG Finance"),which are collectively referred to herein as the "Issuer"), for value received, hereby promise to pay jointly and severally to, [______________] or its registered assigns, the principal sum of $_______ Dollars, at the Issuer's office or agency for said purpose, on March 17, 2005, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on March 17 and September 17 (each an "Interest Payment Date") of each year, commencing with March 17, 2000, on said principal sum in like coin or currency at 12% simple interest per annum at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for unless the date hereof is a date to which interest on the Securities is paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from the date of issuance. To the extent lawful, the Issuer promises to pay interest on any interest payment past due but unpaid on such unpaid principal amount at a rate of 17% per annum compounded semi-annually.

     The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered on the 15th day of the month next preceding the month in which such interest payment falls, whether or not a Business Day (each an "Interest Record Date"), PROVIDED that interest may be paid, at the option of the Issuer, by mailing a check therefor payable on the Interest Payment Date to the registered Holder entitled thereto at his last address as it appears on the Security register.

                                      10


     If interest on the Securities is in default, the Trustee shall, prior to the payment of interest, establish a special record date (the "Special Record Date") for such payment, which Special Record Date shall be not more than fifteen (15) nor less than ten (10) days prior to the date of the proposed payment. Payment of such defaulted interest shall then be made by check, as provided herein and in the Indenture, mailed or remitted to the persons in whose names the Securities are registered on the Special Record Date at the addresses or accounts of such persons shown on the security register.

     Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth in this place.

     IN WITNESS WHEREOF, each Issuer has caused this instrument to be duly executed under its corporate seal.

[Seal]                   TRANS WORLD GAMING CORP.

                         By: _____________________________________

                         Its: Chief Executive Officer


[Seal]                   TWG INTERNATIONAL U.S. CORPORATION


                         By: _____________________________________

                         Its: Vice President



[Seal]                   TWG FINANCE CORP.

                         By: _____________________________________

                         Its: Vice President





                                      11



                          [REVERSE OF SECURITY]

                         TRANS WORLD GAMING CORP.
                   TWG INTERNATIONAL U.S. CORPORATION
                           TWG FINANCE CORP.
         12% Senior Secured Notes Due March 17, 2005, Series 1999

     This Security is one of a series of duly authorized debt securities of the Issuer designated as "12% Senior Secured Notes Due March 17, 2005, Series 1999", issued in an aggregate principal amount of $3,000,000, and issued pursuant to that certain Second Supplemental Trust Indenture ("Supplemental Indenture") dated as of October 15, 1999, duly executed and delivered by the Issuer to U.S. Trust Company of Texas, N.A., as Trustee (hereinafter referred to as the "Trustee"), which Supplemental Indenture supplements the Indenture ("Original Indenture") dated as of March 31, 1998 and supplemented on October 29, 1998, duly executed and delivered by the Issuer to the Trustee. The Original Indenture and the Supplemental Indenture are hereinafter referred to as the "Indenture." Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. The Securities are secured obligations of the Issuer. Capitalized terms used in this Security and not defined herein shall have the meaning set forth in the Indenture.

     In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal and interest in respect of all of the Securities then outstanding may be declared due and payable in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that the Holders of 50% in aggregate principal amount of the Securities then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities or in respect of a covenant or provision that cannot be modified or amended without the consent of all Holders of the Securities. Any such consent or waiver by the Holder of this Security
(unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Security or such other Securities.

     The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; PROVIDED that no such supplemental indenture shall, without the consent of each Holder

                                      12


affected thereby (with respect to
any Securities held by a non-consenting Securityholder) (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least 50% in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest on the Securities, (vii) waive a redemption payment with respect to any Security, or (viii) make any change in the foregoing amendment and waiver provisions.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and the interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

     The Securities are issuable only as registered Securities without coupons.

     At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

     Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture.
No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     As provided in the Indenture, TWG International shall be required to make mandatory prepayments equal to Excess Cash Flow until the Obligations are fully defeased pursuant to Section 10.2 or until one hundred percent (100%) of the principal amount of the Securities, together with accrued and unpaid interest, is paid. The Securities may also be redeemed by the Issuer, in whole, or in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed, at a redemption price equal to 100% of the principal amount of the Securities redeemed, together with accrued and unpaid interest to the date fixed for redemption. If there is a Change of Control (as defined in the Indenture), the Issuer shall be required to offer to purchase all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued unpaid interest, if any, through the date of such purchase.

                                      13


     Subject to payment by the Issuer of a sum sufficient to pay the amount due upon redemption, interest on this Security shall cease to accrue upon the date duly fixed for redemption of this Security.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer, employee or director, as such, past, present or future, of the Issuer or Trustee or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by an authorized signatory of the Trustee acting under the Indenture.

       [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities described in the within-mentioned
Indenture.

Dated:


                       U.S. Trust Company of Texas, N.A., as Trustee



                       By ________________________________
                          Authorized Signatory


                                      14


                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

     I or we assign and transfer this Security to:

________________________________________________________________________
     (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
     (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________ agent to transfer this Security on the books of Issuer. The agent may substitute another to act for him.


If you want the Note certificate made out in another person's name, fill in the form below:

________________________________________________________________________
     (insert other person's soc. sec. or tax I.D. no.)
_______________________________________________________________________

________________________________________________________________________

________________________________________________________________________
     (Print or type other person's name, address and zip code)

Date: ____________________    ____________________________________
                                        Your Signature

                              ____________________________________
                                        Signature Guaranty

                              ____________________________________
                              Notice: Signature must be guaranteed by an "Eligible Guarantor Institution" as defined by Securities Exchange Act Rule 17Ad-15.

(Sign exactly as your name appears on the other side of this Security)

                                      15